UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2015

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-196302	38-3930747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of W. Todd Jensen as President

On December 18, 2015, Thomas P. D’Arcy stepped down as chief executive officer, president and secretary of American Realty Capital Healthcare Trust III, Inc. (the “Company”) by mutual agreement with the Company, effective as of that same date, to pursue other opportunities. Mr. D’Arcy also resigned from his roles as chief executive officer, president and secretary of the Company’s advisor and property manager. There were no disagreements between Mr. D’Arcy and the Company.

In connection with Mr. D’Arcy’s resignation, on December 18, 2015, the Company’s board of directors (the “Board”) appointed W. Todd Jensen, currently the executive vice president and chief investment officer of the Company, to serve as president of the Company, effective as of that same date. Mr. Jensen will also serve as president of the Company’s advisor and property manager. In connection with his appointment as president of the Company, on December 18, 2015, Mr. Jensen resigned from his roles as executive vice president and chief investment officer of the Company, effective as of that same date. Mr. Jensen also resigned from his role as executive vice president of the Company’s advisor and property manager. Mr. Jensen will continue to serve in his capacity as chief investment officer of the Company’s advisor. There are no related party transactions involving Mr. Jensen that are reportable under Item 404(a) of Regulation S-K except as described in the Company’s annual proxy statement filed with the U.S. Securities and Exchange Commission on April 28, 2015.

W. Todd Jensen, 50, has served as chief investment officer of the Company’s advisor since its formation in April 2014 and previously served as the executive vice president and chief investment officer of the Company and the Company’s property manager from their formation in April 2014 until December 2015. Mr. Jensen has also served as the president of Healthcare Trust, Inc. (“HTI”) since December 2015, as chief investment officer of the HTI advisor since its formation in October 2012 and previously served as the executive vice president and chief investment officer of HTI and the HTI property manager from their formation in October 2012 until December 2015. Mr. Jensen also served as the executive vice president and chief investment officer of American Realty Capital Healthcare Trust, Inc, (“ARC HT”), the ARC HT advisor and the ARC HT property manager from February 2011 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Jensen has almost 25 years of experience in the financing and development of commercial real estate, with 20 of those years focused exclusively on the development, leasing and capitalization of healthcare-related real estate. Mr. Jensen worked for The DASCO Companies, as a consultant from December 2008 to January 2009 and as senior vice president from January 2009 to February 2011, focusing on helping to grow its healthcare-related real estate development business. From August 2003 to September 2008, Mr. Jensen served as senior vice president for Lauth Property Group and started, grew and managed its Healthcare Group. Mr. Jensen received a B.A. in Economics and Mathematics from Kalamazoo College and an MBA from University of Pennsylvania’s Wharton School.

Appointment of Katie P. Kurtz as Chief Financial Officer, Treasurer and Secretary

On December 18, 2015, Edward F. Lange, Jr. stepped down as chief financial officer, chief operating officer and treasurer of the Company by mutual agreement with the Company, effective as of that same date, to pursue other opportunities. Mr. Lange also resigned from his roles as chief financial officer, chief operating officer and treasurer of the Company’s advisor and property manager. There were no disagreements between Mr. Lange and the Company.

In connection with Mr. Lange’s resignation as chief financial officer and treasurer of the Company and Mr. D’Arcy’s resignation as secretary of the Company, on December 18, 2015, the Board appointed Katie P. Kurtz to serve as chief financial officer, treasurer and secretary of the Company, effective as of that same date. Ms. Kurtz will also serve as chief financial officer, treasurer and secretary of the Company’s advisor and property manager. There are no related party transactions involving Ms. Kurtz that are reportable under Item 404(a) of Regulation S-K.

Katie P. Kurtz, 36, has served as the chief financial officer, treasurer and secretary of American Realty Capital-Retail Centers of America, Inc. (“ARC RCA”) and the ARC RCA advisor since November 2015. Ms. Kurtz currently serves as the chief accounting officer of Realty Finance Trust, Inc. and as a vice president of AR Capital, LLC (“AR Capital”), the parent of the Company’s sponsor. She previously served as chief financial officer, treasurer and secretary of Business Development Corporation of America II from August 2014 until December 2015, as chief financial officer and treasurer of Crossroads Capital, Inc. (f/k/a BDCA Venture, Inc.) from October 2014 until December 2015 and as chief accounting officer for Business Development Corporation of America from December 2013 until December 2015. Prior to joining AR Capital in July 2013, Ms. Kurtz was employed as vice president by The Carlyle Group (“Carlyle”), where she served as chief accounting officer for Carlyle GMS Finance, Inc., Carlyle’s business development company. From 2010 to 2012, Ms. Kurtz served as director of finance and controller for New Mountain Finance Corporation (“New Mountain”), an exchange-traded business development company. Prior to New Mountain, Ms. Kurtz served as controller at Solar Capital Ltd, an exchange-traded business development company, and in various accounting and financial reporting roles at GFI Group, Inc. Ms. Kurtz began her career at PricewaterhouseCoopers, LLP. Ms. Kurtz is a certified public accountant in New York State, holds a B.S. in Accountancy and a B.A. in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Healthcare Trust III, Inc.

Date: December 23, 2015	By:	/s/ Katie P. Kurtz
Katie P. Kurtz
Chief Financial Officer, Treasurer and Secretary